                                                                      EXHIBIT 25

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549
                           _________________________
                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                  ___________________________________________
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                    ________________________________________

                                 CHEMICAL BANK
              (Exact name of trustee as specified in its charter)

NEW YORK                                                  13-4994650
(State of incorporation                                (I.R.S. employer
if not a national bank)                               identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                           10017
(Address of principal executive offices)                  (Zip Code)

                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)
             ______________________________________________________
                           MORGAN STANLEY FINANCE PLC
              (Exact name of obligor as specified in its charter)

ENGLAND                                             (NOT APPLICABLE)
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                        identification No.)

25 CABOT SQUARE-CANARY WHARF
LONDON, E14 4QA ENGLAND                             (NOT APPLICABLE)
(Address of principal executive offices)                  (Zip Code)
                 _____________________________________________
                           MORGAN STANLEY GROUP INC.
         (Exact name of obligor/guarantor as specified in its charter)

DELAWARE                                                  13-2838811
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                        identification No.)

1251 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK                                           10020
(Address of principal executive offices)                  (Zip Code)

       __________________________________________________________________
     SENIOR AND SUBORDINATED DEBT SECURITIES OF MORGAN STANLEY FINANCE PLC
             SENIOR AND SUBORDINATED GUARANTEES OF DEBT SECURITIES
                      (Title of the indenture securities)
________________________________________________________________________________

                                    GENERAL



Item 1.  General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.
     New York State Banking Department, State House, Albany, New York  12110.

     Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

     Federal Deposit Insurance Corporation, Washington, D.C., 20429.

     (b) Whether it is authorized to exercise corporate trust powers.

       Yes.


Item 2.  Affiliations with the Obligors.

     If any obligor is an affiliate of the trustee, describe each such affiliations.

     No such affiliation exists. Additionally, neither the trustee, the trustee's parent or any affiliate of the trustee is an obligor on the Indenture securities nor is any such person directly or indirectly controlling, controlled by, or under common control with any obligor.


Item 13. Defaults by the Obligors.

     (a) State whether there is or have been a default with respect to the securities under this indenture. Explain the nature of any such default.

       None.

     (b) If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of any obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     None.

Item 16.  List of Exhibits

      List below all exhibits filed as a part of this Statement of Eligibility.

      1. A copy of the Articles of Association of the Trustee (Organization Certificate) together with Certificates of Amendment dated February 17, 1969 and August 31, 1977 and December 31, 1980 and September 9, 1982 and February 28, 1985 and December 2, 1991. (1)

      2. A copy of the Certificate of Authority of the Trustee to Commence Business. (1)

      3. None; authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

      4.  A copy of the existing By-Laws of the Trustee. (2)

      5.  Not applicable.

      6.  The consent of the Trustee required by Section 321(b) of the Act. (1)

      7. A copy of the latest report of condition of Chemical Bank, published pursuant to law or the requirements of its supervising or examining authority.

      8.  Not applicable.

      9.  Not applicable.
_____________________________________

      (1) The documents identified above as Exhibits 1, 2 and 6 constitute exhibits attached (under the same exhibit numbers, respectively) to the Statement of Eligibility (Form T-1) filed by Maxus Energy Corporation, as a separate part of said Corporation's Registration Statement under the Securities Act of 1933, as amended (Form S-3; Registration No. 33-50010), with the Securities and Exchange Commission, and such documents, previously filed as aforesaid, are hereby incorporated by reference as exhibits in this Statement of Eligibility pursuant to Rule 7a-29 of the Securities and Exchange Commission.

      (2) The document identified above as Exhibit 4 constitutes an exhibit attached (under the same exhibit number) to the Statement of Eligibility (Form T-1) filed by Delmarva Power & Light Company, as a separate part of said Corporation's Registration Statement under the Securities Act of 1933, as amended (Form S-3; Registration No. 33-84460), with the Securities and Exchange Commission, and such documents, previously filed as aforesaid, are hereby incorporated by reference as an exhibit in this Statement of Eligibility pursuant to Rule 7a-29 of the Securities and Exchange Commission.

                                      NOTE


          Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said item is based upon incomplete information. Item 2 may, however, be considered correct unless amended by an amendment to this Form T-1.

          In answering any items in this Statement of Eligibility which relate to matters peculiar within the knowledge of an obligor, or its directors or officers, the Trustee will rely upon information to be furnished to it by the obligor.



                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 7th day of April, 1994.


                              CHEMICAL BANK


                            By /s/ T. J. Foley
                               ------------------------------------------
                                T. J. Foley
                                Vice President

                             Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                                 Chemical Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                 at the close of business December 31, 1994, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                       DOLLAR AMOUNTS
            ASSETS                                       IN MILLIONS

Cash and balances due from depository institutions:
  Noninterest-bearing balances and
  currency and coin ...................................   $  6,291
  Interest-bearing balances ...........................      5,484
Securities:  ....... ..................................
Held to maturity securities............................      6,313
Available for sale securities..........................     16,699
Federal Funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBF's:
  Federal funds sold...................................      1,922
  Securities purchased under agreements to resell......          0
Loans and lease financing receivables:
  Loans and leases, net of unearned income     $ 66,724
  Less: Allowance for loan and lease losses       1,909
  Less: Allocated transfer risk reserve.......      113
                                               --------
  Loans and leases, net of unearned income,
  allowance, and reserve...............................     64,702
Assets held in trading accounts........................     25,685
Premises and fixed assets (including capitalized
  leases)..............................................      1,409
Other real estate owned................................        248
Investments in unconsolidated subsidiaries and
  associated companies.................................        150
Customer's liability to this bank on acceptance
  outstanding..........................................      1,064
Intangible assets......................................        535
Other assets...........................................      5,240
                                                          --------
TOTAL ASSETS...........................................   $135,742
                                                          ========

                                  LIABILITIES

Deposits
  In domestic offices..................................   $ 47,044
  Noninterest-bearing ......................... $16,782
  Interest-bearing ............................  30,262
                                                -------
  In foreign offices, Edge and Agreement subsidiaries,
  and IBF's............................................     31,227
  Noninterest-bearing ......................... $   124
  Interest-bearing ............................  31,103

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
  of its Edge and Agreement subsidiaries, and in IBF's
  Federal funds purchased..............................     12,222
  Securities sold under agreements to repurchase.......      1,428
Demand notes issued to the U.S. Treasury...............      1,105
Trading liabilities....................................     17,412
Other Borrowed money:
  With original maturity of one year or less...........      7,500
  with original maturity of more than one year.........        916
Mortgage indebtedness and obligations under capitalized
  leases...............................................         22
Bank's liability on acceptances executed and outstanding     1,081
Subordinated notes and debentures......................      3,410
Other liabilities......................................      5,205

TOTAL LIABILITIES......................................    128,572
                                                          --------

                                 EQUITY CAPITAL

Common stock...........................................        620
Surplus................................................      4,501
Undivided profits and capital reserves.................      2,461
Net unrealized holding gains (Losses)
on available-for-sale securities.......................       (410)
Cumulative foreign currency translation adjustments....         (2)

TOTAL EQUITY CAPITAL...................................      7,170
                                                          --------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
 STOCK AND EQUITY CAPITAL..............................   $135,742
                                                          ========


I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                    JOSEPH L. SCLAFANI


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.


                    WALTER V. SHIPLEY       )
                    EDWARD D. MILLER        )DIRECTORS
                    WILLIAM B. HARRISON     )